Explanatory Note: This preliminary 14C Information Statement is being filed to correct and update certain events that were included in the previous 14C Information Statement filed on April 19, 2005.


                        W3 GROUP, INC.
                444 Madison Avenue, Suite 1800
                   New York, New York 10022

                    INFORMATION STATEMENT

  PURSUANT TO SECTION 14(c) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Approximate Date of Mailing: May 11, 2005


Dear Shareholders:

	This information Statement is being furnished by the Board of Directors (the "Board") of W3 Group, Inc. (the "Company") to inform shareholders of the Company of the approval of certain shareholders' actions. This information Statement will be mailed to holders of record of common stock, par value $0.0001 (the "Common Stock"), of the Company as of the close of business on April 22, 2005. On that date, the Company had outstanding and entitled to vote 23,274,145 shares of its Common Stock. Specifically, this Information Statement relates to the following:

    1. Shareholders' approval of an amendment to the Company's amended Certificate of Incorporation reflecting (a) a reverse split of the Company's Common Stock on a one (1) share for fifteen (15) shares basis, effective May 9, 2005 and (b) an increase in the total authorized capital stock to 110,000,000 shares, of which 100,000,000 will be classified as common stock, par value $0.0001 per share, and 10,000,000 will be classified as Preferred Stock, par value $0.0001 per share, issuable in series with such powers, designations, preferences and relative, participating, optional or other specific rights, and qualifications, limitations or restrictions thereof, as the Board may fix from time to time by resolution or resolutions.

    2. Shareholders' approval of mandatory conversion of the Company's issued and outstanding shares of Preferred Stock into authorized, previously unissued shares of Common Stock on the basis of one (1) share of Common Stock for each two (2) shares of Preferred Stock, effective April 25, 2005 for Preferred Stock issued and outstanding on the record date, April 20, 2005.

    On April 14, 2005 shareholders owning in the aggregate 19,930,749 shares of Common Stock, or approximately 83% of the then issued and outstanding Common Stock, and 800,000 shares of Preferred Stock, or approximately 54% of the then issued and outstanding Preferred Stock, consented in writing to the matters described herein. As a result, these matters were approved by the majority required by law and no further votes will be needed.

            NO VOTE OR ACTION OF THE COMPANY'S SHAREHOLDERS
            IS REQUIRED IN CONNECTION WITH THIS INFORMATION

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                 ARE REQUESTED NOT TO SEND US A PROXY

                         INFORMATION STATEMENT

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.


                           EXECUTIVE OFFICERS

    The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board.

                                 Date Became an
Name:                   Age      Executive Officer    Position
-----                   ---      -----------------    --------

Robert Gordon           70             1996           President, CEO

William C. Hayde        44             2004           Secretary

                        PRINCIPAL STOCKHOLDERS

    The following chart sets forth, as of April 22, 2005, information with respect to (1) any person known by us to own beneficially more than five (5%) of our Common Stock based on 23,274,145 shares issued and outstanding as of April 22, 2005; (2) Common Stock owned beneficially by each of our officers or directors; and (3) the total of our Common Stock owned beneficially, directly or indirectly, by our officers and directors as a group.



                                       Number of Shares of
 Name                                  Common Stock Owned     Percentage of Class
-------------------------------------  ------------------     -------------------
Ameristar Group Incorporated* (1) (4)     10,714,216 (2)            44.62 %
   60 E. 42nd Street, Suite 1163
   New York, NY 10165

Mabery Group, Inc. (1) (5)                 6,461,433                26.90 %
   60 E. 42nd Street, Suite 1163
   New York, NY 10165

William C. Hayde* (1)                      1,500,100                 6.24 %
   76 Cliff Road
   Belle Terre, NY 11777

Wilmont Holdings Corp.* (6)                  630,000                 2.60 %
   33 Wilputte Place
   New Rochelle, NY 10804

Lomar Corp. * (7)                            625,000                 2.60 %
   21 Schermerhorn
   Brooklyn, NY 11201

Dunhill Limited * (8)                          3,334                 0.01 %
   444 Madison Avenue, Suite 1800
   New York, NY 10022

Officers and Directors                    13,472,650 (3)            56.10 %


(1)  Person beneficially owning more than 5% of the Company's Common Stock
(2) Common Stock beneficially owned, directly or indirectly, by the Company's Officers and Directors as a group.
(3) Beneficially owned, directly or indirectly, by Officers and Directors of the Company.
(4) Ameristar Group Incorporated is a privately held corporation principally owned and controlled by the principals of Lomar Corp. and Wilmont Holdings, Corp., two corporate shareholders of the Registrant.
(5) The President of Mabery Group, Inc. is also President of the Issuer, however, he disclaims beneficial ownership of these shares and the shares of Mabery Group, Inc.
(6) Wilmont Holdings Corp. is a privately held corporation principally owned and controlled by Joseph J. Messina, a Director of the Company.
(7) Lomar Corp. is a privately held corporation principally owned and controlled by Martin I. Saposnick, a Director of the Company until March 24, 2005 when he resigned.
(8) Dunhill Limited is a privately held corporation principally owned and controlled by Joseph J. Messina, currently a Director of the Company and Martin I. Saposnick, a Director of the Company until March 24, 2005 when he resigned.


Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the directors and officers of the Company and any person who owns ten percent or more of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC on Forms 3,4 and 5. Such reporting persons are also required by SEC regulations to furnish the Company with Copies of all such reports that they file in accordance with Section 16(a).

To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and representations made to the Company, no other reports were required, during and with respect to the period ended April 15, 2005 and all reporting persons have complied with all filing requirements to such persons.

               APPROVAL OF AMENDMENT TO THE COMPANY'S
         CERTIFICATE OF INCORPORATION TO (A) REVERSE SPLIT
      THE COMPANY'S COMMON STOCK AND (B) TO EFFECT AN INCREASE
               IN THE TOTAL AUTHORIZED CAPITAL STOCK

Amendment to the Amended Certificate of Incorporation

	The Board of Directors and shareholders holding the necessary number of votes have approved an amendment (the "Charter Amendment") of the Company's amended Certificate of Incorporation (the "Certificate") to (a) article Fourth thereof to effect an increase in the total authorized capital stock of the Company (the "Capital Increase") to 110,000,000 shares of which 100,000,000 will be classified as common stock, par value $0.0001 per share, and 10,000,000 will be classified as preferred stock, par value $0.0001 per share, issuable in series with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board may fix from time to time by resolution or resolutions.

        As amended, article FOURTH. (a) The total number of shares of stock which this corporation is authorized to issue is one hundred ten million (110,000,000) shares, 100,000,000 of which shall be common stock, par value $0.0001 per share and 10,000,000 of which shall be preferred stock, par value $0.0001 per share.

                                    (b) Each fifteen (15) shares of Common
Stock outstanding at 9:00 a.m. on May 9, 2005, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.0001 per share.

                                    (c) Shares of Preferred Stock may be
issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

        The Capital Increase will be effected by filing a Certificate of Amendment to the Amended Certificate of Incorporation with the Secretary of the State of Delaware. The Certificate of Amendment, attached hereto as Exhibit "A", has been filed with the Secretary of the State of Delaware.

Purpose and Effect of Capital Increase

General
-------

The effect of the Capital Increase will be to increase the number of shares of Common Stock that the Company is authorized to issue from 40,000,000, pre-reverse split, to 100,000,000, post-reverse split, (the "Common Stock Increase") and continue the current authorization of 10,000,000 shares of preferred stock (the "Preferred Stock").

Common Stock Increase
---------------------

The additional shares of Common Stock authorized by the Capital Increase, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The creation of additional shares of authorized Common Stock will not alter the current number of post-reverse split shares. The relative rights and limitations of the shares of Common Stock will remain unchanged.

As of April 22, 2005, a total of 23,274,145 shares of the Company's authorized 40,000,000 shares of Common Stock were issued and outstanding.

There are no present understandings or arrangements for the
 issuance or sale of any
shares of Common Stock. However, it is likely that any future financing or acquisition will require the Company to sell shares of its Common Stock. The Company believes that the Common Stock Increase will provide it with the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements and other corporate purposes, such as stock dividends or further splits, mergers, or existing and further incentive programs, without the expense or delay attendant in seeking stockholder approval at any special meeting or annual meeting. The Charter Amendment provides additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

Holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company. Accordingly, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and, depending upon the circumstances, may have a dilutive effect on earnings per share, voting power and other interests of the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of unauthorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a subsequent change in control of the Company more difficult, and therefore less likely.

Principal Effects of Continuing the Current Preferred Stock
Authorization

The Charter Amendment continues the current authorization of 10,000,000 authorized shares of "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which has been authorized in advance by the stockholders and the terms, rights, and features of which are determined by the Board upon issuance. The authorization of such preferred currently permits the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's amended Certificate of Incorporation and the limitations prescribed by law, the Board is expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of such shares and to change the number of such shares constituting any series and to provide for or change the voting powers designations, preferences and relative, participating, optional or other specific rights, qualifications limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms and redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board is required to make any determination to issue shares of preferred stock based on its judgment regarding the best interests of the Company and its stockholders.

The Board believes that the continuing Preferred Stock authorization provides the Company with increased financial flexibility in meeting its future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. Such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other business or assets.

Any issuance of preferred stock with voting rights, could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office event if such change were to be favorable to stockholders generally.

Exchange of Stock Certificates

Beginning on the respective effective date, that is, April 25, 2005, for the Preferred Stock conversion to Common Stock and May 9, 2005 for the 1 share for 15 shares, reverse split of all issued and outstanding Common Stock, certificates representing two (2) shares of Preferred Stock will represent one (1) share of Common Stock of the Company and each fifteen (15) shares of Common Stock, will be deemed for all corporate purposes to evidence ownership of one (1) share of Common Stock of the Company. Accordingly, shareholders may, but need not, surrender and exchange their certificates representing shares of pre-conversion Preferred Stock and of pre-reverse split shares of Common Stock. SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES TO THE COMPANY OR THE COMPANY'S TRANSFER AGENT UNTIL REQUESTED TO DO SO. No service charge will be payable by shareholders in connection with the exchange of Preferred Stock or pre-reverse split Common Stock certificates as all costs will be borne by the Company.

Dissenters' Rights

Under the provisions of the applicable General Corporate Law of Delaware, shareholders are not provided with dissenters' right or rights of appraisal in connection with these matters or the Charter Amendment.

                              By Order of the Board of Directors

                              /s/ Robert Gordon
                              -----------------------------
                              Robert Gordon
                              President

EXHIBIT A
                           STATE OF DELAWARE

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
                             W3 GROUP, INC.

	First:	That the Board of Directors of W3 Group, Inc. (the
"Corporation") by Unanimous Written Consent dated as of April 14, 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

        FOURTH. (a) The total number of shares of stock which this corporation is authorized to issue is one hundred ten million
(110,000,000), consisting of one hundred million (100,000,000) shares of common stock, par value $0.0001 per share and ten million
(10,000,000) shares of preferred stock, par value $0.0001 per share.

                 (b) Each fifteen (15) shares of Common Stock outstanding at 9:00 a.m. on May 9, 2005, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.0001 per share.

                 (c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

        Second: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

        Third: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.


                                  By:  /s/Robert Gordon
                                     ----------------------
				      (Authorized Officer)

                                      Name:   Robert Gordon